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                                                                   EXHIBIT 10.12

                      OPS IMPLEMENTATION PROJECT AGREEMENT


        Effective February 20, 2000, TRIGON Networks ("TRIGON") and ANDA Networks (the "Company") agree as follows:

        1. Development. TRIGON agrees to undertake and complete development of the Open Provisioning Standard Implementation System (the "OPS System") (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit B. However, the Company understands that the OPS System is intended to work with the Company's Universal products and that TRIGON's performance is dependent in part on the Company's actions. Accordingly, the Company will use diligent efforts to timely provide TRIGON with the items and assistance specified in Exhibit B and any dates or time periods relevant to performance by TRIGON hereunder shall be appropriately and equitably extended to account for any delays due to the Company if such delays affect TRIGON's ability to timely perform.

        2. Changes. If either party proposes a change to Exhibit A or Exhibit B, the other party will reasonably and in good faith consider and discuss with the proposing party the proposed change. TRIGON agrees to accept any change proposed by the Company where the Company agrees to bear any extra expense and pay (at TRIGON's standard time and materials rates) for any additional work required by such change.

        3. Development Project Management.

            a. [***]* from TRIGON and Lipong Chow from Company will be the initial "Project Coordinators" under this Agreement. The Project Coordinators will be responsible for day-to-day communications between the parties regarding the subject matter of this Agreement.

            b. Either party may change its Project Coordinator at any time and from time to time by giving the other party written notice.

            c. Each Project Coordinator will be responsible for (i) monitoring the schedules and progress of work pursuant to this Agreement; (ii) receiving and submitting requests for information and/or assistance; (iii) determining whether a request he or she receives for information and/or assistance from the other Project Coordinator is necessary for the other party to complete a specific Deliverable; (iv) receiving and submitting Deliverables; (v) cooperating with the other Project Coordinator to implement acceptance testing; and (vi) supervising and re cording the exchange of confidential information pursuant to this Agreement.

            d. The Project Coordinators will meet every week to discuss the progress of the development effort and, if applicable, to exchange information and Deliverables.

            e. Neither party's Project Coordinator is authorized to amend, alter or extend this Agreement in any manner.



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        4. Acceptance. When TRIGON believes it has appropriately completed a
Deliverable (as defined in Exhibit B), TRIGON will deliver it to the Company. The Company will accept or reject the Deliverable within 30 days after delivery; failure to give notice of acceptance or rejection within that period or first commercial distribution (regardless of notice of rejection) will constitute acceptance. The Company may reject the Deliverable only if the Deliverable fails to meet the requirements therefor stated in Exhibit B or if it is otherwise reasonably unacceptable. A rejection notice will be effective only if it provides a detailed description of any such failures in a manner sufficient to allow TRIGON to reproduce them.

If the Company rejects the Deliverable, TRIGON will promptly correct the failures specified in the rejection notice. When it believes that it has made the necessary corrections, TRIGON will again deliver the Deliverable to the Company and the acceptance/rejection/correction provisions above shall be reapplied until the Deliverable is accepted; provided, however, that upon the third or any subsequent rejection or if the corrections are not made within ten
(10) days of the initial rejection, Company may terminate this Agreement by ten
(10) days notice unless the Deliverable is accepted during the notice period.

If the Company identifies a failure with a Deliverable and TRIGON shows that the failure was caused by something other than the Deliverable, the Company will pay TRIGON for any related work to that time at the TRIGON's standard time and materials rates.

        5. Support for the OPS System. Provided that Company satisfies it Support payment obligations, TRIGON shall provide Company with the following support services for the OPS System: (i) telephone support; and (ii) upgrades of the OPS System when Company reasonably request such updates (e.g. to conform to changing software standards or interface standards) (collectively the "Support"). Bug fixes for the OPS System shall not be considered Support, rather, TRIGON shall provide bug fixes, as reasonably requested by Company, as part of its development of the OPS System.

        6. Payment. The Company shall make payments to TRIGON for the development of the OPS System and the Support in accordance with Exhibit B. Each payment will be made in U.S. dollars in and from the United States and will be made no later than 30 days from the date of Developer's invoice. Developer shall invoice Company in accordance with Exhibit B.

        7. OPS Certification Laboratory.

            a. Subject to Company's rights described herein, Company hereby grants to TRIGON the right to establish and operate an OPS Certification Laboratory, as described in Exhibit C. Company shall establish interoperability standards and a program for certifying OPS customers and contractors (the "Program"), which the Company shall be free to modify at any time. The Company shall work with TRIGON to implement the Program and to promote the standards. Subject Company's approval and supervision, TRIGON administer and operate the Program as further described in Exhibit C (collectively, the "Certification Services").

            b. Company shall license to TRIGON the UAP 2000 on terms and conditions mutually agreed upon by the parties, for the purpose of operating the Program.


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            c. Trigon's right to administer and operate the Program shall initially be exclusive, subject only to Company's approval and supervision. The Company may, in its sole discretion, terminate TRIGON's right to administer and operate the Program, or may grant third parties the right to operate the Program.

        8. Ownership.

            a. The Company shall exclusively own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights throughout the world) in any inventions, works of author ship, mask works, ideas or information made or conceived or reduced to practice by TRIGON in the course of developing the OPS System and/or administering and operating the Program.

            b. The parties hereby make any assignments necessary to accomplish the foregoing ownership provisions. In interpreting such ownership provisions anything made or conceived or reduced to practice by an employee or contractor of a party in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by that party; each party has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section 5.

            (i) A party being assigned any proprietary right under this Agreement will have the exclusive right to, and, at such party's expense, the assigning party agrees to assist such party in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend such proprietary right.

            (ii) Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the assigning party hereby ratifies and consents to any action consistent with the terms of this Agreement that would violate such Moral Rights in the absence of such ratification/consent. The assigning party will confirm any such ratifications and consents from time to time as requested by the other party.

            (iii) In the event that a party is unable for any reason whatsoever to secure the other party's signature to any document it is entitled to under this Section 5(b), the other party hereby irrevocably designates and appoints such party and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of the other party, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the other party.

        9. Confidentiality. Each party agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are the confidential property of the disclosing party ("Proprietary Information" of the


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

disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Section 6 with respect to information the receiving party can document:

            (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

            (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

            (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

            (4) was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

        Notwithstanding the foregoing, all Proprietary Information designated as owned by or assigned to a party in connection with this Agreement shall be deemed Proprietary Information of such party and exceptions (3) and (4) above will not be applicable thereto.

        10. Limited Liability.

        a. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY
(I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO DEVELOPER BY COMPANY HEREUNDER OR (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS OR (III) FOR LOSS OR CORRUPTION OF DATA OR INTERRUPTED USE.

        b. NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

        c. Sections 7.a and 7.b will not limit liability for bodily injury of a person or apply to (i) delay or failure of TRIGON to develop or deliver the OPS System or any Deliverable if TRIGON has failed to use diligent efforts to perform or (ii) to breach of Section 5 or 6.

        11. Export Control. Each party shall comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and will not export or re-export, or authorize the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.



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        12. Warranty and Disclaimer. TRIGON represents and warrants to the
Company that: (i) TRIGON has not assigned, transferred, licensed, pledged or other wise encumbered any OPS System or underlying technology or intellectual property rights with respect thereto or agreed to do so, (ii) TRIGON has full power and authority to enter into and perform this Agreement, (iii) TRIGON is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by the OPS System, (iv) TRIGON is not aware of any questions or challenges with respect to the [patentability or] validity of any claims of any existing patents [or patent applications] relating to the OPS System, (v) neither TRIGON's entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between TRIGON and such third party, (vi) to the TRIGON's knowledge, no licenses, permissions or releases of third party rights are necessary for TRIGON's development of or Company's production or distribution of the OPS System in accordance with the terms of this Agreement, (vii) all copyrightable matter licensed or assigned hereunder has been or will be created after January 31, 2000 by persons who were employees of the TRIGON at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto,
(viii) the work under this Agreement will be performed in a professional and workman- like manner and (ix) TRIGON has and will obtain agreements with its employees and contractors sufficient to allow it to provide Company with the assignments and licenses to intellectual property rights developed by them for TRIGON. EXCEPT FOR THE WARRANTY MADE HEREIN, TRIGON MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE OPS SOFTWARE, ANY DELIVERABLE OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. DEVELOPER MAKES NO WARRANTY REGARDING FREEDOM FROM BUGS OR UNINTERRUPTED USE.

        13. Indemnification. TRIGON will indemnify the Company from all damages, costs, settlements, attorneys' fees and expenses incurred by the Company in connection with any claim of a third party that the OPS System infringes any patent, copyright, or any other intellectual property right or misappropriates any tradesecret; provided that (i) TRIGON is promptly notified in writing of a claim from a third party, (ii) TRIGON shall have the sole control of the defense and/or settlement thereof (except that TRIGON shall not settle any such claim without the consent of Company, such consent not to be unreasonably withheld), and (iii) Company furnishes to TRIGON, at TRIGON's request and expense, information reasonably available to the Company for such defense.

        14. Termination.

        a. If either party should materially breach a material provision of this Agreement, the other party may terminate this Agreement upon 60 days notice unless the breach is cured within the notice period or, if the breach cannot reasonably be so cured, diligent efforts to effect such cure are commenced during that period and are continued until the cure is completed, which shall be within a reasonable time.

        b. The Company may terminate this Agreement at any time upon 60 days' notice, provided that the Company shall upon termination pay TRIGON a termination payment covering


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TRIGON's direct and indirect costs incurred in performance of this Agreement
(determined in accordance with Exhibit C) plus (as a return on TRIGON's investment and not as a penalty) 50% of such costs, less amounts previously paid to TRIGON under this Agreement; provided, however, that the Company will not be obligated to pay more in the aggregate than it would have had the development under this Agreement been completed. This will include reasonably incurred obligations continuing after the date of termination provided that after notice of termination TRIGON will act reasonably to mitigate costs and to attempt to cancel continuing obligations on reasonable terms.

        c. Sections 5 through 15 of this Agreement, any accrued rights to payment and any remedies for breach of this Agreement shall survive termination.

        d. This Agreement will remain in effect until terminated in accordance with the express terms of this Agreement.

        15. Publicity and Press Releases. Except to the extent necessary under applicable laws, the parties agree that no press releases or other publicity relating to the existence or substance of the matters contained herein will be made without joint approval.

        16. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

        17. Assignment. Neither party shall have any right or ability to assign, transfer, or sublicense any obligations or benefit under this Agreement without the written consent of the other (and any purported assignment will be void), except that a party (i) may assign and transfer this Agreement and its rights and obligations hereunder to any third party who succeeds to substantially all its business or assets.

        18. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

        19. Miscellaneous.

        a. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

        b. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

        c. In the event that any provision of this Agreement shall be deter mined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.


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        d. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

        e. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

        f. No liability or loss of rights hereunder shall result to either party from delay or failure in performance (other than payment) caused by force majeure, that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations, strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment.

        g. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

        h. The parties recognize and agree that "TIME IS OF THE ESSENCE" with respect to completion, delivery and correction of development hereunder.

                                     DEVELOPER

                                     By ________________________________________

                                     Address: __________________________________
                                     Address: __________________________________

                                     COMPANY

                                     By ________________________________________

                                     Address: __________________________________
                                     Address: __________________________________



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                                    EXHIBIT A

                OPEN PROVISIONING STANDARD IMPLEMENTATION SYSTEM



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                                   EXHIBIT A

                           STATEMENT OF WORK ON OPS.

ARCHITECTURE

The suggested architecture for the OPS software based on the discussions we had is depicted in the diagram below.

                                     [***]*

The details of this implementation are as follows. The OPS manager acts as the [***]* for the UAP for the purposes of the [***]*. It would in turn use the [***]* of the UAP itself for the




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configuration needs of the UAP itself (eg: configuring line cards) and would use the external interfaces provided by the UAP to access the management channel to the [***]* to send [***]* messages to the [***]* to configure them.

In order to support flow through provisioning through the [***]* messages from [***]* channel, the UAP would pipe through the [***]* messages related to [***]* from the [***]* to the OPS manager. The OPS manager would then do a mediation function by translating those calls to the appropriate [***]* messages and passing them on the UAP's [***]* and/or the management channel to the IADs as appropriate.

Anda envisages that in future, more management interfaces such as the [***]* or [***]* could be implemented as mediation functions at the OPS manager. This is however out of the scope of the current work.

The following are the objectives from the OPS Manager. The OPS solution should provide

      1.    Connectivity.     The UAP should provide connectivity to the [***]*.

      2.    Uniformity.       The OPS must provide a uniform management
                              interface. In other words, the OPS should provide an interface to management where the UAP and the connected devices appear as an integrated device.

      3.    Transcoding.      The OPS Manager should provide mediation services
                              between different management interfaces.

      4.    Addressing.       The OPS Manager should provide a method for
                              management interfaces to address individual [***]* while still providing an integrated interface.

The OPS Manager can be further decomposed as below.




                                     [***]*



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WORK TO BE DONE.

Our current understanding is that Trigon will implement the OPS manager and that Anda would implement the Management channel as well as the [***]* filtering and pass through for the EOC. The OPS Manager will need to implement support for the OPS [***]*, UAP 2000 private [***]* as well as a number of standard line [***]*. The suggested list of [***]* to implement is outlined in the draft RFC document.

IMPLEMENTATION PLAN

Trigon proposes the following implementation plan for the OPS.

Trigon Implemented OPS Components:

     o OPS [***]*: The OPS [***]* will interface to an [***]* for configuration via [***]*. It will also forward traps to the [***]*

     o INSTRUMENTATION API: This will interface to the [***]* for configuration via [***]*, to the [***]* (for configuration originating from the [***]* channel), and to the OPS Configuration and Provisioning Engine (for OPS pre-configuration and IAD provisioning). It also interfaces to [***]* for configuring the UAP. It is also responsible for forwarding [***]* traps received from the UAP and the Management channel to the [***]* and/or the [***]* as appropriate.

     o OPS CONFIGURATION AND [***]* PROVISIONING ENGINE: This represents the heart of the solution and maintains the repository of configuration information. This component is also responsible for provisioning the IADs as well as setup of the Permanent Management channel.

     o [***]* STACK: The [***]* stack is required for configuration of the UAP. It also receives traps from the UAP and the Management channels.

     o    [***]*: A commercial [***]* will be used to implement this component.

TRIGON Implemented: [***]* Manager

     o [***]* MANAGER: Anda believes that the system can best be demonstrated only via use of an EMS. Anda proposes a minimal [***]* solution that it will develop that will allow configuration of the OPS manager for provisioning related purposes.

SCHEDULES:

Anda proposes the following schedule for implementation. Since the implementation of the line [***]* required for data services support on the [***]* is a massive addition (in comparison to the OPS MIB) to the required [***]* support on the OPS, the support for [***]* would be phased. This implementation is aimed at demonstration at Supercom in June will only attempt to provide support for the OPS [***]* and the Interface, DSO/DSO Bundle, T1/E1, ATM and Ethernet [***]*. This is expected to provide adequate support for flow through provisioning of voice services through the [***]* interfaces as well as basic data service provisioning support.

Phase 1: Design Phase

1a: TRIGON-ANDA JOINT RESPONSIBILITY

SCHEDULE: [***]*



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
          This phase will require a joint design phase between Trigon and Anda engineering. Specifically, the goal of this phase is to resolve interfaces between the OPS and the UAP. These interfaces/protocols represent the boundaries between Anda and Trigon's engineering.

OUTPUT: Interface and protocol specification document developed jointly between Trigon and Anda.

1B: TRIGON'S RESPONSIBILITY

SCHEDULE: [***]*:
          During this phase, Trigon will develop an internal design for the components it provides

OUTPUT: Design document for OPS, including all interfaces, developed by Trigon.

PHASE 2: IMPLEMENTATION

TRIGON AND ANDA'S RESPONSIBILITY
SCHEDULE: [***]*

          This phase will involve development of the OPS Manager and the EMS system by Trigon.

PHASE 3: INTEGRATION AND TESTING

SCHEDULE: [***]*

          This phase will involve integration of Trigon and Anda's development, and will involve testing using the [***]*, OPS Manager and the UAP at Anda's premises.

UNRESOLVED ISSUES

     1. The bootstrapping process for the management channel is unresolved at this point. The OPS overview document states that a default Management channel is pre-configured on the [***]* and would be operational when the device detects the link is operational. To support this however, the UAP would also need to have the default management channel operational. Since different types of devices would have different default [***]* channels, the UAP must either support all default management channels simultaneously or try to establish them on a trial and error basis. (Our understanding is that the default Management channel must be established by the UAP by itself and the OPS can use that channel to establish the permanent management channel. The OPS must be pre-configured for this purpose through OPS specific [***]*)

     2. Availability of an [***]* during integration testing is critical. In the absence of a real [***]* a simulation could be used if available.
          Note: Availability of an [***]* implies that, at least one [***]* vendor accepts and implements OPS in our timeframe.

     3. It is assumed that when [***]* are provisioned through the [***]*, the [***]* provides sufficient information to provision the [***]* without requiring any pre-configuration of the OPS.

     4. If the UAP is connected through an [***]* to an [***]*, it cannot automatically detect the presence of a new [***]*. The [***]* operator will need to use an [***]* to setup the VC from the UAP to the [***]* and configure the UAP to use it as the management channel. This is outside the scope of the OPS project.

     5. The minimal list of [***]* required for data provisioning is assumed to be as described in Additional Points (1) above. This is based on today's discussions with Anda.

     6. The list of [***]* variables where sets to [***]* variables require corresponding sets to UAP line card objects is to be decided.



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

                                    EXHIBIT B

                              DEVELOPMENT SCHEDULE


SCHEDULE OF DELIVERABLES

--------------------------------------------------------------------------------
              TIME                                DELIVERABLE
--------------------------------------------------------------------------------
[***]*                      Fully Operational Beta Version of the OPS System
--------------------------------------------------------------------------------
[***]*                      OPS Certification Lab Operational
--------------------------------------------------------------------------------
[***]*                      Commercially Available OPS System
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


PAYMENT

1)      DEVELOPMENT OF THE OPS SYSTEM

               a.     External Portion:

                      (i) $[***]*, if all of the OPS System Deliverables are delivered earlier than the dates provided in the above Schedule of Deliverables.

                      (ii) $[***]*, if all of the OPS System Deliverables are delivered timely, on the dates provided in the above Schedule of Deliverables.

                      (iii) $[***]*, if any of the OPS System Deliverables are delivered after the dates provided in the above Schedule of Deliverables.

               b.     Internal Portion: $[***]*/hour

2)      SUPPORT       $[***]* per year for services not to exceed 80 hours. In
        the event Company requests Support in excess of 80 hours in any calendar year, TRIGON shall provide additional Support at a price mutually agreed upon by the parties.

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                                    EXHIBIT C

                    OPS CERTIFICATION LABORATORY AND SERVICES


1)      Description of Laboratory

The Laboratory is equipped with Anda's UAP2000 and a [***]* simulator to verify that Integrated Access Devices submitted by vendors are compliant with the OPS specifications.


2)      Description of Certification Services provided by TRIGON

The Laboratory will run trough a suite of provisioning tests provided by Trigon to ensure that the vendor's [***]* comply with all the OPS requirements. The [***]* model will be certified for OPS if it passes all the tests. If the device fails to pass all the test, detail test results will be provided to the vendor.


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